Exhibit 99.1
Savers Value Village, Inc. Reports Second Quarter Financial Results
Net sales increased 2.0%, or 2.8% in constant currency1
Total comparable store sales flat, up 2.1% in the U.S.
Opened four new stores, acquired seven and remain on track for 29 new stores in 2024
Bellevue, WA - August 8, 2024 – Savers Value Village, Inc. (NYSE: SVV), (the “Company”) today announced financial results for the thirteen weeks ended June 29, 2024 (the “second quarter”).
Highlights for the Second Quarter, Compared to the thirteen weeks ended July 1, 2023
•Net sales increased 2.0% to $386.7 million, with the United States (“U.S.”) up 5.4% and Canada down 2.4%. Constant currency net sales1 increased 2.8% to $389.7 million.
•Comparable store sales decreased 0.1%, with the U.S. increasing 2.1% and Canada decreasing 3.1%.
•During the second quarter, the Company opened four new stores and also added seven stores through the acquisition of 2 Peaches Group, LLC (“2 Peaches”), ending the second quarter with 337 stores.
•Net income and Adjusted net income1 were $9.7 million and $23.7 million, respectively. Net income per diluted share and Adjusted net income per diluted share1 were $0.06 and $0.14, respectively. Net income margin was 2.5%.
•Adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA1”) was $80.0 million and Adjusted EBITDA margin1 was 20.7%. Changes in foreign currency rates negatively impacted Adjusted EBITDA1 by $0.8 million during the second quarter.
•Total active members enrolled in our U.S. and Canadian loyalty programs increased 11.8% to 5.7 million.
Mark Walsh, Chief Executive Officer of Savers Value Village, Inc. stated, “Our second quarter results reflect another period of top line and new store growth for Savers Value Village. We experienced solid traffic and sales growth in the U.S. and grew our Loyalty Club active membership in the U.S. and Canada by nearly 12% compared to the prior year. New stores are performing above expectations, and we are making significant progress on improving the productivity of our offsite processing facilities and remain on track to open 29 new stores this year.”
Mr. Walsh continued, “Despite the strength in our U.S. business, our Canadian business softened as the quarter progressed, reflecting the ongoing challenging economic environment in Canada. As a result of these trends, we are updating our fiscal 2024 outlook to reflect lower-than-expected transactions in this segment of our business. Amidst these external headwinds, our team's consistent execution enabled us to continue to generate healthy profitability and cash flows. We are well positioned to achieve significant long-term growth and remain committed to advancing our mission to make secondhand second nature.”
Also during the quarter, the Company repurchased approximately 288 thousand shares of its common stock at a weighted average price of $11.51 per share. Additional repurchases since the end of the second quarter have brought the total to 1.4 million shares repurchased to date, at a weighted average price of $10.51 per share. The Company has approximately $35 million remaining on its share repurchase authorization.

[1] Adjusted net income, Adjusted net income per diluted share, Adjusted EBITDA and Adjusted EBITDA margin, as well as amounts presented on a constant currency basis, are not measures recognized under U.S. generally accepted accounting principles (“GAAP”). For additional information on our use of non-GAAP financial measures, see “Non-GAAP Financial Measures”, “Constant Currency” and the accompanying financial tables which reconcile GAAP financial measures to these non-GAAP measures.

Fiscal 2024 Outlook
The Company’s updated outlook for the fifty-two weeks ending December 28, 2024 (“fiscal 2024”) is as follows:
•Total of 29 new stores, consisting of 22 organic new store openings (unchanged) and 7 stores from our 2 Peaches acquisition (unchanged);
•Total net sales of approximately $1.53 billion to $1.56 billion (from $1.57 billion to $1.59 billion previously);
•Comparable store sales of approximately -1% to 1% (from 2% to 3% previously);
•Net income of approximately $42 million to $56 million (from $85 million to $92 million previously);
•Adjusted net income1 of approximately $82 million to $96 million (from $126 million to $133 million previously);
•Adjusted EBITDA2 of approximately $290 million to $310 million (from $330 million to $340 million previously);
•Capital expenditures of approximately $105 million to $115 million (unchanged); and
•Diluted weighted average common shares outstanding of approximately 168 million (from 171 million previously).
1 Adjusted net income is not a measure recognized under GAAP. For additional information on our use of non-GAAP financial measures, see “Non-GAAP Financial Measures” and the accompanying financial tables which reconcile GAAP financial measures to non-GAAP measures.
2 Adjusted EBITDA is not a measure recognized under GAAP. We have not reconciled guidance for Adjusted EBITDA to the corresponding GAAP financial measure because we cannot determine the probable significance of the various reconciling items, as certain items are outside of our control and cannot be reasonably predicted due to the fact that these items could vary significantly period to period. Accordingly, reconciliations to the corresponding GAAP financial measure are not available without unreasonable effort.
Conference Call Information
A conference call to discuss the second quarter financial results is scheduled for today, August 8, 2024, at 4:30 p.m. ET.
Investors and analysts who wish to participate in the call are invited to dial +1 800 549 8228 (international callers, please dial +1 289 819 1520) approximately 10 minutes prior to the start of the call. Please reference Conference ID 86270 when prompted. A live webcast of the conference call will be available over the Internet, which you may access by logging on to the Investor Relations section on the Company’s website at https://ir.savers.com/events-and-presentations/default.aspx.
A recorded replay of the call will be available shortly after the conclusion of the call and remain available until August 22, 2024. To access the telephone replay, dial +1 888 660 6264 (international callers, please dial +1 289 819 1325). The access code for the replay is 86270#. A replay of the webcast will also be available within two hours of the conclusion of the call and will remain available on the website for one year.
About the Savers® Value Village® family of thrift stores
As the largest for-profit thrift operator in the U.S. and Canada for value priced pre-owned clothing, accessories and household goods, our mission is to champion reuse and inspire a future where secondhand is second nature. Learn more about the Savers Value Village family of thrift stores, our impact, and the #ThriftProud movement at savers.com.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 and are made in reliance on the safe harbor protections provided thereunder. Forward looking statements can be identified by words such as “could,” “may,” “might,” “will,” “likely,” “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,” “continues,” “projects” and similar references to future periods, or by the inclusion of forecasts or projections, the outlook for the Company’s future business, prospects, financial performance, including its fiscal 2024 outlook or financial guidance, and industry outlook. Forward-looking statements are based on the Company’s current expectations and assumptions.

Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, the Company’s actual results may differ materially from those contemplated by the forward-looking statements. Some of the factors that could cause actual results to differ materially from those expressed or implied by the forward-looking statements include, but are not limited to: the impact on both the supply and demand for the Company’s products caused by general economic conditions and changes in consumer confidence and spending; the Company’s ability to anticipate consumer demand and to source and process a sufficient quantity of quality secondhand items at attractive prices on a recurring basis; risks related to attracting new, and retaining existing customers, including by increasing acceptance of secondhand items among new and growing customer demographics; risks associated with its status as a “brick and mortar” only retailer and its lack of operations in the growing online retail marketplace; its failure to open new profitable stores, or successfully enter new markets on a timely basis or at all; risks associated with doing business with international manufacturers and suppliers including, but not limited to, transportation and shipping challenges, regulatory risks in foreign jurisdictions (particularly in Canada, where the Company maintains extensive operations) and exchange rate risks, which the Company may not choose to fully hedge; the loss of, or disruption or interruption in the operations of, its centralized distribution centers; risks associated with litigation, the expense of defense, and the potential for adverse outcomes; its failure to properly hire and to retain key personnel and other qualified personnel or to manage labor costs; risks associated with the timely and effective deployment, protection, and defense of computer networks and other electronic systems, including e-mail; changes in government regulations, procedures and requirements; its ability to maintain an effective system of internal controls and produce timely and accurate financial statements or comply with applicable regulations; risks associated with heightened geopolitical instability due to the conflicts in the Middle East and Eastern Europe; the outbreak of viruses or widespread illness, such as the COVID-19 pandemic, natural disasters or other highly disruptive events and regulatory responses thereto; together with each of the other factors set forth under the heading “Risk Factors” in its filings with the United States Securities and Exchange Commission (“SEC”). Any forward-looking statement made by us in this press release speaks only as of the date on which it is made, and while we believe that information forms a reasonable basis for such statements, that information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. Moreover, factors or events that could cause the Company’s actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. The Company is not under any obligation (and specifically disclaims any such obligation) to update or alter these forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.
Non-GAAP Financial Measures
The Company reports its financial results in accordance with GAAP. Non-GAAP financial measures used by the Company include Adjusted net income, Adjusted net income per diluted share, Adjusted EBITDA and Adjusted EBITDA margin. The Company has included these non-GAAP financial measures in this press release as they are key measures used by its management and its board of directors to evaluate its operating performance and the effectiveness of its business strategies, make budgeting decisions, and evaluate compensation decisions. Adjusted net income, Adjusted net income per diluted share, Adjusted EBITDA and Adjusted EBITDA margin have limitations as analytical tools and you should not consider them in isolation or as a substitute for analysis of the Company’s results as reported under GAAP. There are limitations to using non-GAAP financial measures, including those amounts presented in accordance with the Company’s definitions of Adjusted net income, Adjusted net income per diluted share, Adjusted EBITDA and Adjusted EBITDA margin, as they may not be comparable to similar measures disclosed by its competitors, because not all companies and analysts calculate Adjusted net income, Adjusted net income per diluted share, Adjusted EBITDA and Adjusted EBITDA margin in the same manner. Because of these limitations, you should consider Adjusted net income, Adjusted net income per diluted share, Adjusted EBITDA and Adjusted EBITDA margin alongside other financial performance measures, including, as applicable, net income and the Company’s other GAAP results. The Company presents Adjusted net income, Adjusted net income per diluted share, Adjusted EBITDA and Adjusted EBITDA margin because we consider these meaningful measures to share with investors because they best allow comparison of the performance of one period with that of another period. In addition, by presenting Adjusted net income, Adjusted net income per diluted share, Adjusted EBITDA and Adjusted EBITDA margin, we provide investors with management’s perspective of the Company’s operating performance.
Adjusted net income is defined as net income excluding the impact of loss on extinguishment of debt, IPO-related stock-based compensation expense, transaction costs, dividend-related bonus, loss (gain) on foreign currency net, executive transition costs, certain other adjustments, the tax effect on the above adjustments, and the excess tax shortfall (benefit) from stock-based compensation. The Company defines Adjusted net income per diluted share as Adjusted net income divided by diluted weighted average common shares outstanding.
The Company defines Adjusted EBITDA as net income excluding the impact of interest expense, net, income tax expense, depreciation and amortization, loss on extinguishment of debt, stock-based compensation expense, non-cash occupancy-related costs, lease intangible asset expense, pre-opening expenses, store closing expenses, executive transition costs, transaction costs, dividend-related bonus, loss (gain) on foreign currency, net and certain other adjustments. The Company defines Adjusted EBITDA margin as Adjusted EBITDA divided by net sales, expressed as a percentage.
Constant Currency
The Company reports certain operating results on a constant-currency basis in order to facilitate period-to-period comparisons of its results without regard to the impact of fluctuating foreign currency exchange rates. The term foreign currency exchange rates refers to the exchange rates used to translate the Company's operating results for all countries where the functional currency is not the U.S. Dollar into U.S. Dollars. Because the Company is a global company, foreign currency exchange rates used for translation may have a significant effect on its reported results. In general, given the Company's significant operations in Canada, the Company's financial results are affected positively by a weakening of the U.S. Dollar against the Canadian Dollar and are affected negatively by a strengthening of the U.S. Dollar against the Canadian Dollar. References to operating results on a constant-currency basis mean operating results without the impact of foreign currency exchange rate fluctuations.
The Company believes disclosure of constant-currency net sales is helpful to investors because it facilitates period-to-period comparisons of its results by increasing the transparency of its underlying performance by excluding the impact of fluctuating foreign currency exchange rates. However, constant-currency results are non-GAAP financial measures and are not meant to be considered as an alternative or substitute for comparable measures prepared in accordance with GAAP. Constant-currency results have no standardized meaning prescribed by GAAP, are not prepared under any comprehensive set of accounting rules or principles and should be read in conjunction with the Company's consolidated financial statements prepared in accordance with GAAP. Constant-currency results have limitations in their usefulness to investors and may be calculated differently from, and therefore may not be directly comparable to, similarly titled measures used by other companies.
Constant currency information compares results between periods as if exchange rates had remained constant period-over-period. During the thirteen and twenty-six weeks ended June 29, 2024, as compared to the thirteen and twenty-six weeks ended July 1, 2023, the U.S. Dollar was stronger relative to both the Canadian Dollar and the Australian Dollar which overall resulted in an unfavorable foreign currency impact on our operating results. To present this information, our current operating results in currencies other than the U.S. dollar are converted into U.S. dollars using the average exchange rates from the comparative prior period rather than the actual average exchange rates in effect.

Investor Contact:
John Rouleau/Lyn Walther
ICR, Inc.
Investors@savers.com

Media Contact:
Edelman Smithfield | 713.299.4115 | Savers@edelman.com
Savers | 206.228.2261 | sgaugl@savers.com

SAVERS VALUE VILLAGE, INC.
Condensed Consolidated Statements of Net Income
(All amounts in thousands, except per share amounts, unaudited)

	Thirteen Weeks Ended				Twenty-Six Weeks Ended
	June 29, 2024		July 1, 2023		June 29, 2024		July 1, 2023
	Amount	% of Sales	Amount	% of Sales	Amount	% of Sales	Amount	% of Sales
Net sales	$386,663	100.0%	$379,102	100.0%	$740,835	100.0%	$724,786	100.0%
Operating expenses:
Cost of merchandise sold, exclusive of depreciation and amortization	162,626	42.1	154,945	40.9	320,790	43.3	300,698	41.5
Salaries, wages and benefits	90,955	23.5	67,342	17.7	174,652	23.6	159,974	22.1
Selling, general and administrative	83,486	21.6	73,259	19.3	161,229	21.8	150,304	20.7
Depreciation and amortization	17,380	4.5	14,693	3.9	35,681	4.8	29,177	4.0
Total operating expenses	354,447	91.7	310,239	81.8	692,352	93.5	640,153	88.3
Operating income	32,216	8.3	68,863	18.2	48,483	6.5	84,633	11.7
Other (expense) income:
Interest expense, net	(15,767)	(4.1)	(27,734)	(7.3)	(31,843)	(4.3)	(52,204)	(7.2)
(Loss) gain on foreign currency, net	(940)	(0.2)	4,487	1.1	(1,896)	(0.3)	5,782	0.8
Other income, net	496	0.1	434	0.1	390	0.1	218	—
Loss on extinguishment of debt	—	—	—	—	(4,088)	(0.5)	(6,011)	(0.8)
Other expense, net	(16,211)	(4.2)	(22,813)	(6.1)	(37,437)	(5.0)	(52,215)	(7.2)
Income before income taxes	16,005	4.1	46,050	12.1	11,046	1.5	32,418	4.5
Income tax expense	6,293	1.6	11,000	2.9	1,801	0.3	7,563	1.1
Net income	$9,712	2.5%	$35,050	9.2%	$9,245	1.2%	$24,855	3.4%
Net income per share, basic	$0.06		$0.25		$0.06		$0.18
Net income per share, diluted	$0.06		$0.24		$0.06		$0.17
Basic weighted average shares outstanding	161,788		141,712		161,518		141,705
Diluted weighted average shares outstanding	168,010		146,174		168,020		146,258

SAVERS VALUE VILLAGE, INC.
Condensed Consolidated Balance Sheets
(All amounts in thousands, except per share amounts, unaudited)

	June 29, 2024	December 30, 2023
Current assets:
Cash and cash equivalents	$160,651	$179,955
Trade receivables, net	13,674	11,767
Inventories	37,549	32,820
Prepaid expenses and other current assets	38,325	25,691
Derivative assets – current	52	7,691
Total current assets	250,251	257,924
Property and equipment, net	251,719	229,405
Right-of-use lease assets	539,624	499,375
Goodwill	678,895	687,368
Intangible assets, net	165,045	166,681
Other assets	3,876	3,133
Derivative assets – non-current	—	23,519
Total assets	$1,889,410	$1,867,405
Current liabilities:
Accounts payable and accrued liabilities	$106,092	$92,550
Accrued payroll and related taxes	50,150	65,096
Lease liabilities – current	80,899	79,306
Current portion of long-term debt	6,000	4,500
Total current liabilities	243,141	241,452
Long-term debt, net	735,593	784,593
Lease liabilities – non-current	460,038	419,407
Deferred tax liabilities, net	7,314	27,909
Other liabilities	23,869	17,989
Total liabilities	1,469,955	1,491,350
Stockholders’ equity:
Preferred stock	—	—
Common stock	—	—
Additional paid-in capital	636,494	593,109
Accumulated deficit	(241,612)	(247,541)
Accumulated other comprehensive income	24,573	30,487
Total stockholders’ equity	419,455	376,055
Total liabilities and stockholders’ equity	$1,889,410	$1,867,405

SAVERS VALUE VILLAGE, INC.
Condensed Consolidated Statements of Cash Flows
(All amounts in thousands, unaudited)

	Twenty-Six Weeks Ended
	June 29, 2024	July 1, 2023
Cash flows from operating activities:
Net income	$9,245	$24,855
Adjustments to reconcile net income to net cash provided by operating activities:
Stock-based compensation expense	40,779	1,857
Amortization of debt issuance costs and debt discount	2,755	3,223
Depreciation and amortization	35,681	29,177
Operating lease expense	63,593	58,275
Deferred income taxes, net	(20,631)	5,290
Loss on extinguishment of debt	4,088	6,011
Other items	(3,931)	(10,800)
Changes in operating assets and liabilities, net of acquisitions:
Trade receivables	(1,838)	(596)
Inventories	(4,315)	(8,291)
Prepaid expenses and other current assets	(12,270)	(19,466)
Accounts payable and accrued liabilities	14,197	24,727
Accrued payroll and related taxes	(14,658)	(6,898)
Operating lease liabilities	(59,981)	(55,100)
Other liabilities	1,852	1,526
Net cash provided by operating activities	54,566	53,790
Cash flows from investing activities:
Purchases of property and equipment	(53,284)	(47,167)
Business acquisition, net of cash acquired	(2,856)	—
Settlement of derivative instruments, net	28,136	32
Net cash used in investing activities	(28,004)	(47,135)
Cash flows from financing activities:
Proceeds from issuance of long-term debt, net	—	529,247
Principal payments on long-term debt	(52,500)	(237,525)
Payment of debt issuance costs	(1,004)	(4,359)
Prepayment premium on extinguishment of debt	(1,485)	—
Advances on revolving line of credit	—	42,000
Repayments of revolving line of credit	—	(79,000)
Proceeds from stock option exercises	3,139	—
Dividends paid	—	(262,235)
Repurchase of common stock under share repurchase program	(2,866)	—
Repurchase of shares and shares withheld for taxes	(40)	(849)
Settlement of derivative instrument, net	11,925	3,889
Principal payments on finance lease liabilities	(705)	—
Net cash used in financing activities	(43,536)	(8,832)
Effect of exchange rate changes on cash and cash equivalents	(2,330)	1,610
Net change in cash and cash equivalents	(19,304)	(567)
Cash and cash equivalents at beginning of period	179,955	112,132
Cash and cash equivalents at end of period	$160,651	$111,565

SAVERS VALUE VILLAGE, INC.
Supplemental Detail on Net Income Per Common Share Calculation
(Unaudited)
The following unaudited table sets forth the computation of net income per basic and diluted share as shown on the face of the accompanying condensed consolidated statements of net income:

	Thirteen Weeks Ended		Twenty-Six Weeks Ended
(in thousands, except per share data)	June 29, 2024	July 1, 2023	June 29, 2024	July 1, 2023
Numerator
Net income	$9,712	$35,050	$9,245	$24,855
Denominator
Basic weighted average common shares outstanding	161,788	141,712	161,518	141,705
Dilutive effect of employee stock options and awards	6,222	4,462	6,502	4,553
Diluted weighted average common shares outstanding	168,010	146,174	168,020	146,258
Net income per share
Basic	$0.06	$0.25	$0.06	$0.18
Diluted	$0.06	$0.24	$0.06	$0.17

SAVERS VALUE VILLAGE, INC.
Supplemental Detail on Net Sales by Segment
(Unaudited)
The following unaudited tables present net sales by segment for the periods presented:

	Thirteen Weeks Ended
(dollars in thousands)	June 29, 2024	July 1, 2023	$ Change	% Change
U.S. Retail	$207,068	$196,500	$10,568	5.4%
Canada Retail	149,836	153,489	(3,653)	(2.4)
Other	29,759	29,113	646	2.2
Total net sales	$386,663	$379,102	$7,561	2.0%

	Twenty-Six Weeks Ended
(dollars in thousands)	June 29, 2024	July 1, 2023	$ Change	% Change
U.S. Retail	$399,648	$380,521	$19,127	5.0%
Canada Retail	283,955	286,762	(2,807)	(1.0)
Other	57,232	57,503	(271)	(0.5)
Total net sales	$740,835	$724,786	$16,049	2.2%

SAVERS VALUE VILLAGE, INC.
Supplemental Information
Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited)
The following information relates to non-GAAP financial measures and should be read in conjunction with the investor call held on August 8, 2024, discussing the Company’s financial condition and results of operations for the second quarter.

The following unaudited table presents a reconciliation of net income and net income per diluted share on a GAAP basis to Adjusted net income and Adjusted net income per diluted share for the periods presented:

	Thirteen Weeks Ended		Twenty-Six Weeks Ended
(in thousands, except per share amounts)	June 29, 2024	July 1, 2023	June 29, 2024	July 1, 2023
Net income:
Net income	$9,712	$35,050	$9,245	$24,855
Loss on extinguishment of debt(1)(2)	—	—	4,088	6,011
IPO-related stock-based compensation expense(1)(3)	19,732	26		26
Transaction costs(1)(4)	350	780	2,607	1,720
Dividend-related bonus(1)(5)	—	—	—	24,097
Loss (gain) on foreign currency, net(1)	940	(4,487)	1,896	(5,782)
Executive transition costs(1)(6)	610	—	610	—
Other adjustments(1)(7)	(713)	170	(711)	(464)
Tax effect on adjustments(8)	(7,179)	1,018	(15,861)	(7,426)
Excess tax shortfall (benefit) from stock-based compensation	262	—	(2,766)	—
Adjusted net income	$23,714	$32,557	$36,833	$43,037

Net income per share - diluted*:
Net income per diluted share	$0.06	$0.24	$0.06	$0.17
Loss on extinguishment of debt(1)(2)	—	—	0.02	0.04
IPO-related stock-based compensation expense(1)(3)	0.12	—	0.22	—
Transaction costs(1)(4)	—	0.01	0.02	0.01
Dividend-related bonus(1)(5)	—	—	—	0.16
Loss (gain) on foreign currency, net(1)	0.01	(0.03)	0.01	(0.04)
Executive transition costs(1)(6)	—	—	—	—
Other adjustments(1)(7)	—	—	—	—
Tax effect on adjustments(8)	(0.04)	0.01	(0.09)	(0.05)
Excess tax shortfall (benefit) from stock-based compensation	—	—	(0.02)	—
Adjusted net income per diluted share	$0.14	$0.22	$0.22	$0.29
*May not foot due to rounding
(1)Presented pre-tax.
(2)Removes the effects of the loss on extinguishment of debt in relation to the repricing of outstanding borrowings under the Term Loan Facility on January 30, 2024, the partial redemption of our Senior Secured Notes on March 4, 2024, and the partial repayment of outstanding borrowings under the Term Loan Facility on February 6, 2023.
(3)Reflects stock-based compensation expense for performance-based options triggered by the completion of our IPO and expense related to restricted stock units issued in connection with the Company’s IPO.
(4)Transaction costs are comprised of non-capitalizable expenses related to offering costs, debt transactions and acquisitions.
(5)Represents dividend-related bonus and related payroll taxes paid in conjunction with our February 2023 dividend.
(6)Represents severance costs associated with executive leadership changes.

(7)The thirteen and twenty-six weeks ended June 29, 2024 includes insurance proceeds of $0.7 million. The twenty-six weeks ended July 1, 2023 includes legal settlement proceeds of $0.5 million.
(8)Tax effect on adjustments is calculated based on the forecasted effective tax rate for the fiscal year.

A reconciliation of the Company’s fiscal 2024 outlook for net income on a GAAP basis to Adjusted net income is presented in the table below:

	Fifty-Two Weeks Ended
(in millions)	December 28, 2024
	Low End	High End
Net income:
Net income	$42	$56
Loss on extinguishment of debt(1)(2)	4	4
IPO-related stock-based compensation expense(1)(3)	55	55
Transaction costs(1)(4)	3	3
Loss on foreign currency, net(1)	2	2
Executive transition costs(1)(5)	1	1
Tax effect on adjustments	(22)	(22)
Excess tax benefit from stock-based compensation	(3)	(3)
Adjusted net income	$82	$96
(1)Presented pre-tax.
(2)Removes the effects of the loss on extinguishment of debt in relation to the repricing of outstanding borrowings under the Term Loan Facility on January 30, 2024 and the partial redemption of our Senior Secured Notes on March 4, 2024.
(3)Reflects stock-based compensation expense for performance-based options triggered by the completion of our IPO and expense related to restricted stock units issued in connection with the Company’s IPO.
(4)Transaction costs are comprised of non-capitalizable expenses related to offering costs, debt transactions and acquisitions.
(5)Represents severance costs associated with executive leadership changes.

The following unaudited table presents a reconciliation of GAAP net income to Adjusted EBITDA for the periods presented:

	Thirteen Weeks Ended		Twenty-Six Weeks Ended
	June 29, 2024	July 1, 2023	June 29, 2024	July 1, 2023
(in thousands)
Net income	$9,712	$35,050	$9,245	$24,855
Interest expense, net	15,767	27,734	31,843	52,204
Income tax expense	6,293	11,000	1,801	7,563
Depreciation and amortization	17,380	14,693	35,681	29,177
Loss on extinguishment of debt(1)	—	—	4,088	6,011
Stock-based compensation expense(2)	21,650	940	40,779	1,857
Non-cash occupancy-related costs(3)	1,741	714	3,734	1,411
Lease intangible asset expense(4)	904	1,027	1,781	2,153
Pre-opening expenses(5)	5,255	1,214	6,757	2,592
Store closing expenses(6)	154	419	207	867
Executive transition costs(7)	610	—	610	—
Transaction costs(8)	350	780	2,607	1,720
Dividend-related bonus(9)	—	—	—	24,097
Loss (gain) on foreign currency, net	940	(4,487)	1,896	(5,782)
Other adjustments(9)	(713)	170	(711)	(464)
Adjusted EBITDA	$80,043	$89,254	$140,318	$148,261
Net income margin	2.5%	9.2%	1.2%	3.4%
Adjusted EBITDA margin	20.7%	23.5%	18.9%	20.5%
(1)Removes the effects of the loss on extinguishment of debt in relation to the repricing of outstanding borrowings under the Term Loan Facility on January 30, 2024, the partial redemption of our Senior Secured Notes on March 4, 2024, and the partial repayment of outstanding borrowings under the Term Loan Facility on February 6, 2023.
(2)Represents non-cash stock-based compensation expense related to stock options and restricted stock units granted to certain of our employees and directors.
(3)Represents the difference between cash and straight-line lease expense.
(4)Represents lease expense associated with acquired lease intangibles. Prior to the adoption of Topic 842, this expense was included within depreciation and amortization.
(5)Pre-opening expenses include expenses incurred in the preparation and opening of new stores and processing locations, such as payroll, training, travel, occupancy and supplies.
(6)Costs associated with the closing of certain retail locations, including lease termination costs, amounts paid to third parties for rent reduction negotiations, and fees paid to landlords for store closings.
(7)Represents severance costs associated with executive leadership changes.
(8)Transaction costs are comprised of non-capitalizable expenses related to offering costs, debt transactions and acquisitions.
(9)Represents dividend-related bonus and related taxes paid in conjunction with our February 2023 dividend.
(10)The thirteen and twenty-six weeks ended June 29, 2024 includes insurance proceeds of $0.7 million. The twenty-six weeks ended July 1, 2023 includes legal settlement proceeds of $0.5 million.

Constant-currency
The Company calculates constant-currency net sales by translating current-period net sales using the average exchange rates from the comparative prior period rather than the actual average exchange rates in effect. The Company’s constant-currency net sales is not a financial measure prepared in accordance with GAAP.

The following unaudited table presents a reconciliation of GAAP net sales to constant-currency net sales for the periods presented:

	Thirteen Weeks Ended
(dollars in thousands)	June 29, 2024	July 1, 2023	$ Change	% Change
Net sales	$386,663	$379,102	$7,561	2.0%
Impact of foreign currency	3,005	n/a	3,005	n/m
Constant-currency net sales	$389,668	$379,102	$10,566	2.8%

	Twenty-Six Weeks Ended
(dollars in thousands)	June 29, 2024	July 1, 2023	$ Change	% Change
Net sales	$740,835	$724,786	$16,049	2.2%
Impact of foreign currency	2,914	n/a	2,914	n/m
Constant-currency net sales	$743,749	$724,786	$18,963	2.6%

n/a - not applicable n/m - not meaningful

Supplemental Metrics
We use the supplemental metrics below to evaluate the performance of our business, identify trends, formulate financial projections and make strategic decisions. The Company believes that these metrics provide useful information to investors and others in understanding and evaluating its results of operations in the same manner as its management team.

The following unaudited table summarizes certain supplemental metrics for the periods presented:

	Thirteen Weeks Ended		Twenty-Six Weeks Ended
	June 29, 2024	July 1, 2023	June 29, 2024	July 1, 2023
Comparable Store Sales (1)
United States	2.1%	5.6%	2.2%	5.6%
Canada	(3.1)%	5.5%	(2.9)%	7.1%
Total (2)	(0.1)%	5.5%	0.1%	6.3%
Number of Stores
United States	165	152	165	152
Canada	159	154	159	154
Total (2)	337	318	337	318
Processed Supply Volume (lbs mm)	254	246	492	485
Sales Yield (3)	$1.46	$1.49	$1.44	$1.44
(1)Comparable store sales is the percentage change in comparable store sales over the comparable period in the prior fiscal year. We define comparable store sales to be sales by stores that have been in operation for all or a portion of two consecutive fiscal years, or, in other words, stores that are starting their third fiscal year of operation. In fiscal year 2024, comparable store sales excludes stores acquired in the 2 Peaches Acquisition. In fiscal year 2023, comparable store sales excludes stores acquired in the 2nd Ave. acquisition because those stores were not yet fully integrated during the prior year comparative period. Comparable store sales is measured in local currency for Canada, while total comparable store sales is measured on a constant currency basis.

(2)Total comparable store sales and total number of stores include our Australia retail locations, in addition to retail stores in the U.S. and Canada.
(3)We define sales yield as retail sales generated per pound processed on a currency neutral and comparable store basis.